

<ARTICLE>                     9
<LEGEND>
This schedule contains summery financial information extracted from the current report on Form 10-Q for the quarter ended September 30, 1996 and is qualified in its entirety by reference to such financial statements and accompanying disclosure.
</LEGEND>
<CIK>                                                 0000020405
<NAME>                                                Citicorp 3rd qtr 1996
<MULTIPLIER>                                          1,000,000

<PERIOD-TYPE>                                         9-MOS
<FISCAL-YEAR-END>                                     DEC-31-1996
<PERIOD-START>                                        JAN-01-1996
<PERIOD-END>                                          SEP-30-1996
<CASH>                                                       7,304
<INT-BEARING-DEPOSITS>                                      11,993
<FED-FUNDS-SOLD>                                            11,258 <F1>
<TRADING-ASSETS>                                            28,432
<INVESTMENTS-HELD-FOR-SALE>                                 24,716
<INVESTMENTS-CARRYING>                                           0
<INVESTMENTS-MARKET>                                             0
<LOANS>                                                    169,127
<ALLOWANCE>                                                  5,460
<TOTAL-ASSETS>                                             271,930
<DEPOSITS>                                                 179,319
<SHORT-TERM>                                                17,580 <F2>
<LIABILITIES-OTHER>                                          8,593
<LONG-TERM>                                                 19,330 <F3>
<PREFERRED-MANDATORY>                                            0
<PREFERRED>                                                  2,078
<COMMON>                                                       506
<OTHER-SE>                                                  17,813
<TOTAL-LIABILITIES-AND-EQUITY>                             271,930
<INTEREST-LOAN>                                             13,702
<INTEREST-INVEST>                                            1,271
<INTEREST-OTHER>                                             2,369
<INTEREST-TOTAL>                                            17,342
<INTEREST-DEPOSIT>                                           6,610
<INTEREST-EXPENSE>                                           9,220
<INTEREST-INCOME-NET>                                        8,122
<LOAN-LOSSES>                                                1,422
<SECURITIES-GAINS>                                             146
<EXPENSE-OTHER>                                              2,959
<INCOME-PRETAX>                                              4,493
<INCOME-PRE-EXTRAORDINARY>                                   2,801
<EXTRAORDINARY>                                                  0
<CHANGES>                                                        0
<NET-INCOME>                                                 2,801
<EPS-PRIMARY>                                                 5.53
<EPS-DILUTED>                                                 5.45
<YIELD-ACTUAL>                                                4.72 <F4>
<LOANS-NON>                                                  3,730 <F5>
<LOANS-PAST>                                                 1,130 <F6>
<LOANS-TROUBLED>                                               330
<LOANS-PROBLEM>                                                  0
<ALLOWANCE-OPEN>                                             5,368
<CHARGE-OFFS>                                                1,781 <F7>
<RECOVERIES>                                                   509
<ALLOWANCE-CLOSE>                                            5,460 <F8>
<ALLOWANCE-DOMESTIC>                                             0 <F9>
<ALLOWANCE-FOREIGN>                                              0 <F10>
<ALLOWANCE-UNALLOCATED>                                          0 <F11>

<F1>      Includes Securities Purchased Under Resale Agreements
<F2>      Purchased Funds and Other Borrowings
<F3>      Includes Subordinated Capital Notes
<F4>      Taxable Equivalent Basis
<F5>      Includes $1,397MM of cash-basis commercial loans and $2,333MM of consumer loans on which accrual of interest has been suspended.
<F6>      Accruing loans 90 or or more days delinquent.
<F7>      Includes $181MM of commercial credit losses and $1,600MM of consumer credit losses.
<F8>      Allowance activity for 1996 includes $(58)MM in other changes principally net transfers (to) from the reserve for Consumer Sold
          Portfolio and foreign exchange effects.
<F9>      No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans, however, $1,809MM of the allowance at December 31, 1995 was attributed to operations outside the U.S. (See note 10 to the
          1995 Annual Report).
<F10>     See Footnote F9 above.
<F11>     See Footnote F9 above.


